UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2018

ARQULE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction f incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street

Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(781) 994-0300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 17, 2018, ArQule, Inc. (“ArQule” or the “Registrant”) and Basilea Pharmaceutica International Limited (“Basilea”) entered into a License Agreement (the “Agreement”) pursuant to which ArQule granted Basilea an exclusive license to develop, manufacture and commercialize its FGFR inhibitor, derazantinib (ARQ 087), in the United States, EU, Japan and the rest of the world, excluding the People’s Republic of China, Hong Kong, Macau and Taiwan.

Under the terms of the agreement, ArQule will receive an upfront payment of $10 million  and is eligible for up to $326 million in regulatory and commercial milestones. ArQule is also entitled to receive staggered single-digit to double-digit royalties on net  sales upon commercialization. Basilea will be responsible for all costs and expenses of development, manufacture and commercialization in its territory. Under certain circumstances, ArQule may have the opportunity to promote derazantinib in the US directly.

A copy of the Agreement will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2018.  A copy of the Registrant’s April 17, 2018 press release announcing the transaction is filed as exhibit 99.1 to this report and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 17, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ArQule, Inc. (Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

Date: April 17, 2018